UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

KKR & Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	88-1203639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300

(Address, zip code, and telephone number, including
area code, of registrant’s principal executive office.)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
6.25% Series D Mandatory Convertible Preferred Stock	KKR PR D	New York Stock Exchange
4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange
6.875% Subordinated Notes due 2065	KKRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 21, 2026, KKR & Co. Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders considered four proposals relating to amendments to the Second Amended and Restated Certificate of Incorporation (the “Existing Charter”) and one proposal relating to adjournment, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 27, 2026 (the “Proxy Statement”).

Each of Proposals 2, 3, 4, and 5, relating to amendments to the Existing Charter and adjournment, were approved by the stockholders.

Pursuant to the Company’s Second Amended and Restated Bylaws and in accordance with stockholder approval of Proposal 5, the Special Meeting was adjourned with respect to Proposal 1. Proposal 1 requires the affirmative vote of the holders of at least 90% of the Company’s outstanding common stock to be approved and is a proposal to eliminate the supermajority voting requirement to amend certain provisions of the Existing Charter.

The Special Meeting will be adjourned until May 21, 2026 at 2:00 P.M., Eastern Time (the “Reconvened Meeting”). The Reconvened Meeting will be held via live webcast on the internet at www.virtualshareholdermeeting.com/KKR2026SM. Holders of record of the Company’s common stock and the non-economic Series I preferred stock as of the close of business on February 24, 2026 will be entitled to attend and vote on Proposal 1 at the Reconvened Meeting using the procedures set forth in the Proxy Statement.

The preliminary voting results of our common stockholders at the time of the Special Meeting for Proposal 1 and the final voting results of our common stockholders for each matter submitted to a vote of stockholders at the Special Meeting are set forth below:

Proposal 1. An amendment to the Existing Charter to remove the supermajority voting requirements for stockholders to amend certain provisions of the Company’s Existing Charter.

At the time of the Special Meeting, Proposal 1 received support from:

Votes For	% of outstanding For
766,481,570	85.97%

Approval of Proposal 1 requires the affirmative vote of the holders of at least 90% of the Company’s outstanding common stock.

➢	The Special Meeting was adjourned with respect to Proposal 1 to allow for additional time for voting.

Proposal 2. An amendment to the Existing Charter to establish stockholders’ meetings as the sole mechanism for approval of matters on which holders of common stock are required or permitted to vote.

Votes For	% of outstanding For	Votes Against	Votes Abstained	Broker Non-Votes
526,274,221	59.03%	255,565,697	2,774,478	0

➢	Proposal 2 was approved.

Proposal 3. An amendment to the Existing Charter to grant the Board the sole authority to fill board vacancies and newly created directorships.

Votes For	% of outstanding For	Votes Against	Votes Abstained	Broker Non-Votes
640,273,079	71.82%	143,348,025	993,292	0

➢	Proposal 3 was approved.

Proposal 4. An amendment to the Existing Charter to fix the size of the Board and to streamline the Existing Charter.

Votes For	% of outstanding For	Votes Against	Votes Abstained	Broker Non-Votes
624,929,832	70.09%	158,409,154	1,275,410	0

➢	Proposal 4 was approved.

Proposal 5. The proposal to adjourn the Special Meeting to a later date or time determined by the co-chairs of the Special Meeting, if necessary, to solicit additional proxies, if there are insufficient votes at the time of the Special Meeting to approve any of the other proposals.

Votes For	% of outstanding For	Votes Against	Votes Abstained	Broker Non-Votes
563,131,095	63.16%	219,418,201	2,065,100	0

➢	Proposal 5 was approved.

In addition, the Series I preferred stockholder voted “For” each of the proposals set forth above.

As set forth in the Proxy Statement, all amendments to the Existing Charter approved at the Special Meeting will be effective as of the Sunset Date (as defined in the Proxy Statement), upon the filing and acceptance of the applicable Certificates of Amendment with the Secretary of State of the State of Delaware, which is expected to occur prior to the Sunset Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: April 24, 2026	By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary